NEWS	Exhibit 99.1

Chris Meyer
Vice President, Investor Relations & Treasurer
(813) 830-5311

Bloomin’ Brands Announces Secondary Public Offering of Common Stock

TAMPA, Fla., March 4, 2014 -- Bloomin’ Brands, Inc. (the “Company”) (Nasdaq:BLMN) today announced that certain of its stockholders (the “Selling Stockholders”) intend to offer for sale in an underwritten secondary offering approximately 18 million shares of its common stock pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission. Certain Selling Stockholders also intend to grant the underwriters an option to purchase up to an additional 2.7 million shares of common stock. The Selling Stockholders will receive all of the proceeds from this offering. No shares are being sold by the Company.

The offering will be made through an underwriting group led by BofA Merrill Lynch, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., and Goldman, Sachs & Co., who will act as joint book-running managers.

The offering of these shares will be made only by means of a prospectus. Copies of the prospectus supplement and accompanying prospectus related to the offering, when available, may be obtained by contacting one of the following: BofA Merrill Lynch, 222 Broadway, New York, New York 10038, Attn: Prospectus Department or by emailing dg.prospectus_requests@baml.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department or by calling 866-803-9204.

A registration statement relating to these shares was filed with the Securities and Exchange Commission on March 4, 2014 and has become effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these shares in any state in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any state.

About Bloomin’ Brands, Inc.
The Company is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has five founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Fleming’s Prime Steakhouse and Wine Bar and Roy’s, with all except Roy’s considered core concepts. The Company owns and operates more than 1,500 restaurants in 48 states, Puerto Rico, Guam and 21 countries, some of which operate under a franchise agreement.

Forward-Looking Statements
Certain information contained in this press release, particularly information regarding completion of the offering, constitutes forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and generally contain words such as “believes”, “expects”, “may”, “will”, “intends” or similar expressions. The Company’s forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to market conditions; local, regional, national and international economic conditions; and other factors disclosed from time to time in the prospectus, the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACT:     Bloomin’ Brands, Inc.
Investor Relations
Chris Meyer
(813) 830-5311
Investor@bloominbrands.com

Source:     Bloomin’ Brands, Inc.